UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13 , 2023

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US 19 North, Suite 300 Clearwater, Florida	33763
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2023, Nicholas Financial, Inc. (the “Company”) and Nicholas Financial, Inc., a Florida corporation (“Nicholas”) and an indirect wholly-owned subsidiary of the Company, entered into a Master Asset Purchase Agreement (the “Purchase Agreement”) with Westlake Services, LLC dba Westlake Financial, a California limited liability company (“Westlake”), pursuant to which the Company and Nicholas have agreed to sell, and Westlake has agreed to purchase substantially all of the Company’s and Nicholas’ assets, consisting of Nicholas’ motor vehicle retail installment sale contracts and unsecured consumer loan contracts (collectively, the “Contracts”) and the accounts receivable related to such Contracts (collectively, the “Receivables”), for an aggregate purchase price of $65,617,598.23, or approximately $9.00 book value per share, subject to adjustment in accordance with the terms of the Purchase Agreement.

Westlake is an affiliate of Westlake Portfolio Management, LLC, a California limited liability company (“WPM”), and Nicholas entered into a Loan Servicing Agreement (the “Servicing Agreement”) with WPM on November 3, 2022, pursuant to which WPM commenced servicing of the Receivables under the Contracts in December 2022 and has continued such servicing to date. In connection with entering into the Purchase Agreement, the Company will cease new originations, and WPM is expected to continue to service the Receivables for Nicholas until the closing of the transaction contemplated by the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties regarding the parties, and the transaction contemplated by the Purchase Agreement is subject to customary closing conditions, including approval of the Company’s shareholders. The Purchase Agreement also contains certain termination rights for each of the Company and Westlake, including if the transaction is not approved by the Company’s shareholders.

Assuming closing of the transaction contemplated by the Purchase Agreement, the Company intends to explore strategic alternatives for the use of the net proceeds of the asset sale and seek to maximize the value of deferred tax assets available to the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
2.1	Master Asset Purchase Agreement, dated as of November 13, 2023, between Westlake Services, LLC dba Westlake Financial and Nicholas Financial, Inc.*
104	Cover Page Interactive Data File (formatted the Inline XBRL document)

* Certain terms in the Master Asset Purchase Agreement have been omitted pursuant to Instruction 6 to Item 1.01 of Form 8-K because such terms are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant undertakes to furnish copies of any of the omitted schedules, exhibits and terms upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: November 17, 2023	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)